SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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         or Rule 14a-12

                            WESTERN RESOURCES, INC.
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                (Name of Registrant as Specified In Its Charter)

                            WESTERN RESOURCES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

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The following press release and employee update were issued on or about June
17, 1998:

Media Contacts:                              Media Contacts:
Michel' J. Philipp (785) 575-1927            Phyllis Desbien (816) 556-2903

Investor Contact:                            Investor Contact:
Bruce Burns (785) 575-8227                   David Myers (816) 556-2312

                               JOINT NEWS RELEASE

                            WESTERN RESOURCES, KCPL
                  FILE APPLICATIONS FOR APPROVAL OF MERGER

     TOPEKA, Kansas, and KANSAS CITY, Missouri, June 17, 1998 -- Western Resources (NYSE:WR) and Kansas City Power & Light Company (NYSE:KLT) today jointly filed amended applications with the Kansas Corporation Commission
(KCC) and the Missouri Public Service Commission (MPSC) asking for approval of their restructured merger agreement.
     The merger will create a company with more than one million electric customers in Kansas and Missouri, $8.2 billion in assets and more than 8,000 megawatts of electric generation resources.
     The boards of directors of Western Resources and KCPL approved the restructured merger of the two companies in March.
     In addition to the approval of the KCC and the MPSC, the merger is conditioned upon the approvals of each company's shareowners, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, and other governmental approvals.
     Both companies will ask shareowners to approve the transaction July 30, 1998.
p. 2 - MERGER FILING
     Western Resources (NYSE:WR) is a consumer services company with interests in monitored security and energy. The company has total assets of more than $7 billion, including security company holdings through ownership of Protection One (NASDAQ:ALRM), which has more than 1 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 614,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE:OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers. Through its other subsidiaries, Westar Capital and The Wing Group, the company participates in energy-related investments in the continental United States and offshore.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

     Kansas City Power & Light Company (NYSE:KLT) provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City, parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly owned subsidiary of KCPL, pursues opportunities in nonregulated, primarily energy-related ventures.

     For more information about KCPL, visit http://www.kcpl.com.